SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2006

Amerex Group, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	000-09735	20-4898182
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria

Tulsa, Oklahoma 74116

(Address of principal executive offices, including zip code)

(918) 858-1050

(Registrant's telephone number, including area code)

Airguide, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

ITEM 4.02   Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 25, 2007, the Board of Directors for Amerex Group, Inc., an Oklahoma corporation (the “Company”) concluded after discussing with its Auditors on May 25, 2007, that its previously issued financial statements for fiscal quarter ended March 31, 2007, as included in its quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2007 and reposted as 10QSB/A on May 22, 2007 should no longer be relied upon as a result of the Company’s determination that it misstates the net loss for fiscal year ended December 31, 2006.  Specifically, in footnote 1 of the financial statements, it declares that the Company incurred a net loss of $1,325,459 during the year ended December 31, 2006.  The correct number should declare a net loss of $5,218,444.

The Company will file the amended 10-QSB on or before June 1, 2007 for the fiscal quarter ended March 31, 2007.

Airguide, Inc.

Dated: May 31, 2007

By:

/s/   Nicholas Malino

Nicholas Malino, CEO